EXHIBIT 99.5

KERZNER INTERNATIONAL LIMITED
KERZNER INTERNATIONAL NORTH AMERICA, INC.

Offer to Exchange

6 3/4% Senior Notes Due 2015
For a Like Principal Amount of New
6 3/4% Senior Notes Due 2015

Pursuant to the Prospectus dated                        , 2005

To Our Clients:

        Enclosed for your consideration is a prospectus dated                        , 2005 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Kerzner International Limited, a company organized under the laws of the Commonwealth of the Bahamas ("Kerzner International"), and Kerzner International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Kerzner International (together with Kerzner International, the "Issuers"), to exchange their 6 3/4% Senior Subordinated Notes due 2015, which have been registered under the Securities Act of 1933, as amended, for their outstanding 6 3/4% Senior Subordinated Notes due 2015 (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of Kerzner International contained in the Registration Rights Agreement dated as of September 22, 2005, among Kerzner International, the guarantors referred to therein and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2005 (the "Expiration Date"), unless extended by the Issuers. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

        Your attention is directed to the following:

          1.     The Exchange Offer is for any and all of the Original Notes.

          2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Exchange Offer—Conditions to the Exchange Offer" [and in the Letter of Transmittal].

          3.     The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuers.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

        The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to the Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original Notes
6 3/4% Senior Subordinated Notes due 2015
(Must be an Integral Multiple of $1,000)
☐	Please do not tender any Original Notes held by you for the account of the undersigned

	Dated:	, 2005
(Signature(s))

Please Print Name(s) Here)

(Address(es))
(Area Code(s) and Telephone Number(s))
Tax Identification or Social Security Number(s))

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.